Exhibit 5


                                             November 11, 2002


Board of Directors
Auto Wholesale Specialists, Inc.
1008 Royal Aberdeen Way
Orlando, Florida 32828


            RE: OPINION OF COUNSEL FOR SB-2 REGISTRATION


Ladies and Gentlemen:


We have acted as counsel to AUTO WHOLESALE SPECIALISTS, INC. (the "Company") in connection with the registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), to which this opinion is attached as an exhibit, of an aggregate of 192,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock").

All 192,000 shares will be sold by the selling stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2. Such registration statement, as amended, and the Prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits, and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus".

In connection therewith, we have examined copies of the Company's Articles of Incorporation, Bylaws, the corporate proceedings with respect to the shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

Based on the foregoing and subject to the qualifications set forth above, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by the selling stockholders by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.


                                             Very truly yours,



                                             /s/ Zankowski & Associates, LLC
                                             --------------------------------
                                                 Zankowski & Associates, LLC